Exhibit 15

Execution Version

8,500,000 Shares

NCI BUILDING SYSTEMS, INC.

Common Stock

UNDERWRITING AGREEMENT

January 9, 2014

Credit Suisse Securities (USA) LLC,

Citigroup Global Markets Inc.

RBC Capital Markets, LLC

  As Representatives of the Several Underwriters,

     c/o Credit Suisse Securities (USA) LLC

       Eleven Madison Avenue,

          New York, N.Y. 10010-3629

Ladies and Gentlemen:

The stockholders of NCI Building Systems, Inc., a Delaware corporation (the “Company”), named in Schedule I hereto (the “Selling Stockholders”) propose, subject to the terms and conditions stated herein, to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of 8,500,000 shares of Common Stock, par value $0.01 per share (“Stock”), of the Company, and, at the election of the Underwriters, up to 1,275,000 additional shares of Stock. The aggregate of 8,500,000 shares of Stock to be sold by the Selling Stockholders is herein called the “Firm Shares” and the aggregate of 1,275,000 additional shares of Stock to be sold by the Selling Stockholders at the election of the Underwriters is herein called the “Optional Shares.” The Firm Shares and the Optional Shares are herein collectively called the “Shares.” Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC have agreed to act as the representatives of the several Underwriters (the “Representatives”) in connection with the offering and sale of the Shares.

1.          The Company represents and warrants to, and agrees with, each Underwriter that:

(a)          A registration statement on Form S-3 (File No. 333-186466) covering the public offering and sale by selling stockholders named from time to time of Stock, including the Shares, has been filed with the Securities and Exchange Commission (the “Commission”), which registration statement has been declared effective by the Commission; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Act”), including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, are collectively referred to herein as a “Preliminary Prospectus”; the various parts of the Registration Statement, including (i) any post-effective amendment thereto, each in the form heretofore delivered to you, (ii) the exhibits and any schedules thereto at such time, (iii) the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and (iv) the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B under the Act (“Rule 430B”), are hereinafter collectively called the “Registration Statement” (provided, however, that the “Registration Statement” without reference to a time means such registration statement as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Shares, which time shall be considered the “new effective date” of such registration statement with respect to the Shares within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto as of such time, the documents incorporated or deemed incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Act and the documents otherwise deemed to be a part thereof as of such time pursuant to the Rule 430B); the Preliminary Prospectus relating to the Shares (including any documents incorporated by reference therein) that was included in the Registration Statement as of the Applicable Time (as defined in Section 1(e) hereof) is hereinafter called the “Pricing Prospectus”; the final prospectus relating to the Shares (to be prepared and filed by the Company in accordance with the provisions of Rule 424(b) under the Act (“Rule 424(b)”) in the form first furnished or made available to the Underwriters for use in connection with the offering of the Shares, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, are collectively referred to herein as the “Prospectus”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(b)          The Company meets the requirements for use of Form S-3 under the Act in connection with the registration and offering of the Shares in the offering contemplated in this Agreement and the Shares have been and remain eligible for registration by the Company on such shelf registration statement;

(c)          No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through Credit Suisse Securities (USA) LLC (“Credit Suisse”) expressly for use therein;

(d)          The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Act and the rules and regulations of the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(e)          For the purposes of this Agreement, the “Applicable Time” is 7:07 p.m. (New York City time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses (if any) listed on Schedule III(a) (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; no Issuer Free Writing Prospectus listed on Schedule III(b) hereto conflicts with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus; and each Issuer Free Writing Prospectus, to the extent not superseded or modified by any subsequent Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through Credit Suisse expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(f)          The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, (i) as to each part of the Registration Statement, as of its effectiveness and at each deemed effective date with respect to the Underwriters pursuant to Rule 430(B)(f)(2) under the Act, and (ii) as to the Prospectus and any amendment or supplement thereto, as of the applicable filing date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Prospectus, in light of the circumstances under which they were made); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriters through Credit Suisse expressly for use therein or by a Selling Stockholder expressly for use in the preparation of the answers therein to Item 7 of Form S-3;

(g)          The Company and its consolidated subsidiaries, taken together as a whole, have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Disclosure Package and the Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Pricing Disclosure Package and the Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has not been any material change in the capital stock or long-term debt of the Company and its consolidated subsidiaries, taken together as a whole, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus;

(h)          The Company and its subsidiaries collectively have good title in fee simple to, or have valid rights to lease or otherwise use, all items of real property, and title to, or valid rights to lease or otherwise use, all personal property, which are material to the business of the Company and its subsidiaries, taken as a whole (collectively, the “Business”), free and clear of all liens, encumbrances, claims and title defects (collectively, “Liens”) that would reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), other than Liens securing or otherwise permitted by indebtedness described in the Pricing Disclosure Package and the Prospectus, and except as do not materially interfere with the use of such properties;

(i)          The Company has been duly incorporated and is validly existing in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Disclosure Package and the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing (if applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification except where the failure to be so incorporated, or to be so qualified or have such corporate power or authority would not reasonably be expected to have a Material Adverse Effect;

(j)          The Company has an authorized capitalization as set forth in the Pricing Disclosure Package and the Prospectus and all of the issued shares of capital stock of the Company (including the Shares) have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; all of the issued shares of capital stock of each of the Company’s subsidiaries listed on Schedule IV (such subsidiaries, the “Designated Subsidiaries”) that is a corporation have been duly and validly authorized and issued, are fully paid and non-assessable and, to the extent that a Designated Subsidiary is a partnership or a limited liability company, all of the issued equity interests of each such Designated Subsidiary have been duly and validly authorized and issued and, in each case, except as otherwise set forth in the Pricing Disclosure Package and the Prospectus, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, other than Liens granted under or otherwise permitted by indebtedness described in the Pricing Disclosure Package and the Prospectus, as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part);

(k)          The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby; and this Agreement has been duly authorized, executed and delivered by the Company;

(l)          The compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Designated Subsidiaries is a party or by which the Company or any of its Designated Subsidiaries is bound or to which any of the property or assets of the Company or any of its Designated Subsidiaries is subject, (ii) violate any provision of the certificate of incorporation or by-laws, or other organizational documents, as applicable, of the Company or its Designated Subsidiaries or (iii) violate any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Designated Subsidiaries or any of their properties; except, in the case of clauses (i) and (iii), as would not reasonably be expected to have a Material Adverse Effect, in the case of each such clause, after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications, waivers and amendments as will have been obtained or made as of the date of this Agreement; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance by the Company of its obligations under this Agreement, including the consummation by the Company of the transactions contemplated by this Agreement, except (u) the registration under the Act of the Shares, (v) as disclosed in the Pricing Disclosure Package and the Prospectus, (w) such consents, approvals, authorizations, registrations or qualifications as may be required under foreign, state, securities or Blue Sky laws or the rules and regulations of the Financial Industry Regulatory Authority, in connection with the sale of the Shares by the Selling Stockholders, (x) such consents, approvals, authorizations, orders, registrations, qualifications, waivers, amendments or terminations as will have been obtained or made as of the applicable Time of Delivery (as defined in Section 5 hereof) and (y) where the failure to obtain or make any such consent, approval, authorization, order, registration or qualification would not reasonably be expected to have a Material Adverse Effect;

(m)          Neither the Company nor any of the Designated Subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other organizational document, as applicable) or (ii) in default in the performance or observance of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of clause (ii) for any violation or default that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(n)          The statements set forth in the Pricing Disclosure Package and Prospectus under the caption “General Description of the Common Stock that the Selling Stockholders May Sell”, insofar as they purport to constitute a summary of the terms of the Stock, are accurate, complete and fair;

(o)          Other than as set forth in the Pricing Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending to which the Company or, to the knowledge of the Company, any of its subsidiaries is a party or of which any property of the Company or, to the knowledge of the Company, any of its subsidiaries is the subject which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the Company, no such proceedings are threatened by governmental authorities or by others;

(p)          None of the Company or any of its subsidiaries is, or after giving effect to the offering and sale of the Shares will be, an “investment company,” as such term is defined in the United States Investment Company Act of 1940, as amended;

(q)          The consolidated historical financial statements of the Company, including the notes thereto, incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus present fairly in all material respects the financial position of the Company and its consolidated subsidiaries, as of the dates indicated, and the results of its and their operations and the changes in its and their shareholders equity and cash flows for the periods specified (subject to the omission of footnotes and normal year end audit and other adjustments, as to any unaudited financial statements of the Company); such consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis, subject to the limitations set out in the notes to the respective financial statements of the Company included in or incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(r)          At the time of filing the Registration Statement and as of the date hereof the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(s)          Ernst & Young LLP, who has audited certain consolidated financial statements of the Company and its consolidated subsidiaries incorporated by reference into the Registration Statement, the Pricing Disclosure Package and the Prospectus, has advised the Company that they are independent public accountants with respect to the Company as required by the Act and the rules and regulations of the Commission thereunder;

(t)          The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorizations; transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; access to assets is permitted only in accordance with management’s general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(u)          Since the date of the latest audited financial statements incorporated by reference into the Pricing Disclosure Package and the Prospectus, to the knowledge of the Company, there has been no change in the Company’s internal control over financial reporting that has materially adversely affected, or would reasonably be expected to materially adversely affect, the Company’s internal control over financial reporting;

(v)         The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(w)          The Company and its subsidiaries collectively possess all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and have made all declarations and filings with, all federal, state and other governmental authorities, presently required or necessary to own or lease, as the case may be, and to operate their properties and to carry on the Business as set forth in the Pricing Disclosure Package and the Prospectus (“Permits”), except where the failure to possess, make or obtain such Permits (by possession, declaration or filing) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(x)          Except as disclosed in the Pricing Disclosure Package and the Prospectus, there is no claim pending or, to the knowledge of the Company, threatened under any Environmental Law (as defined below) against the Company or its subsidiaries that would reasonably be expected to have a Material Adverse Effect. The term “Environmental Law” means any federal, local or foreign law, regulation, ordinance, order, judgment, decree, permit or rule (including rule of common law) now in effect governing pollution, or actual or alleged exposure to, hazardous or toxic materials, substances or wastes, including but not limited to, asbestos or asbestos-containing materials;

(y)          There is no strike or labor dispute, slowdown or work stoppage with the employees of the Company or any of its subsidiaries that is pending or, to the knowledge of the Company, threatened, except as would not reasonably be expected to have a Material Adverse Effect;

(z)          The Company and its subsidiaries collectively carry insurance (including self-insurance, if any) in such amounts and covering such risks as in the Company’s reasonable determination is adequate for the conduct of the Business and the value of its properties, except where the failure to carry such insurance would not reasonably be expected to have a Material Adverse Effect;

(aa)         The Company and its subsidiaries collectively own, or have the legal right to use, all United States patents, patent applications, trademarks, trademark applications, trade names, copyrights, technology, know-how and processes necessary for them to conduct the Business as currently conducted (the “Intellectual Property”), except for those the failure to own or have such legal right to use would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Pricing Disclosure Package or the Prospectus, no claim has been asserted and is pending by any person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Company know of any such claim, and, to the knowledge of the Company, the use of such Intellectual Property by the Company and its subsidiaries does not infringe on the rights of any person, except for such claims and infringements which in the aggregate, would not reasonably be expected to have a Material Adverse Effect;

(bb)         The Company has filed or caused to be filed all United States federal income tax returns and all other material tax returns which are required to be filed and has paid (a) all taxes shown to be due and payable on such returns and (b) all taxes shown to be due and payable on any assessments of which it has received notice made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any governmental authority (other than any (i) taxes, fees or other charges with respect to which the failure to pay, in the aggregate, would not reasonably be expected to have a Material Adverse Effect or (ii) taxes, fees or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings diligently conducted and with respect to which reserves in conformity with GAAP have been provided on the books of the Company). No tax lien has been filed, and no claim is being asserted, with respect to any such tax, fee or other charge, against the Company or any of its Designated Subsidiaries, except for liens or charges that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(cc)         The Company has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any equity security, or any securities convertible into or exchangeable for, or that represent a right to receive an equity security or any equity-linked securities of the Company to facilitate the sale or resale of the Shares;

(dd)         Neither the Company nor, to the knowledge of the Company, any of the Company’s subsidiaries or any director, officer or employee acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment;

(ee)         The operations of the Company and, to the knowledge of the Company, the operations of the Company’s subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial record-keeping and reporting requirements of the anti-money laundering laws and regulations of the United States and any related or similar statutes (including, without limitation, the USA PATRIOT Act (Title III of Public Law 107-56 (signed into law October 26, 2001))), rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is, to the knowledge of the Company, pending or threatened; and

(ff)         Neither the Company nor, to the knowledge of the Company, the Company’s subsidiaries, or any of their respective directors, officers or employees, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury.

2.          Each of the Selling Stockholders severally, and not jointly, represents and warrants to, and agrees with, each Underwriter and the Company that:

(a)          All consents, approvals, authorizations, orders or filings necessary for the execution and delivery by such Selling Stockholder of this Agreement and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained, or will be obtained prior to the applicable Time of Delivery; and such Selling Stockholder has full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder, except for such consents, approvals, authorizations and orders as would not impair in any material respect the consummation of the Selling Stockholders’ obligations hereunder;

(b)          The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with all of the provisions of this Agreement and the consummation of the transactions herein and therein contemplated (i) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) nor will such action result in any violation of the provisions of (a) any organizational or similar documents pursuant to which such Selling Stockholder was formed or (b) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder; except in the case of clause (i) or clause (ii)(b), for such conflicts, breaches, violations or defaults as would not impair in any material respect the consummation of such Selling Stockholder’s obligations hereunder and thereunder.

(c)          Immediately prior to the applicable Time of Delivery, such Selling Stockholder will be the beneficial or record holder of the Shares with full dispositive power thereover, and holds, and will hold, such Shares free and clear of all liens, encumbrances, equities or claims; and, upon delivery of such Shares and payment therefor pursuant hereto, assuming that the Underwriters have no notice of any adverse claims within the meaning of Section 8-105 of the New York Uniform Commercial Code as in effect in the State of New York from time to time (the “UCC”), each Underwriter will acquire a valid security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Shares purchased by such Underwriter, and no action (whether framed in conversion, replevin, constructive trust, equitable lien or other theory) based on an adverse claim (within the meaning of Section 8-105 of the UCC) to such security entitlement may be asserted against such Underwriter;

(d)          During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus (the initial “Lock-Up Period”), such Selling Stockholder will not offer, sell, contract to sell or otherwise dispose of, except as provided hereunder, shares of common stock of the Company or any options or warrants to purchase shares of common stock of the Company, or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock (other than pursuant to employee stock option plans, stock incentive plans or director incentive plans existing on, or upon or in connection with the conversion, exercise, exchange or settlement of, or offer to convert, exchange or settle, any option or convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Credit Suisse; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Credit Suisse waives, in writing, such extension; provided, however, that any Selling Stockholder may transfer such Selling Stockholder’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the Selling Stockholder or the immediate family of the Selling Stockholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Credit Suisse. For purposes of this Section 2(d), “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the applicable Selling Stockholder is a corporation, partnership, association or other entity, such Selling Stockholder may transfer its Shares to any of its (x) subsidiaries, (y) affiliates, including, in the case of Clayton, Dubilier & Rice Fund VIII, L.P. and related funds, any other investment fund managed by Clayton, Dubilier & Rice, LLC, or (z) in the case of a partnership, any of the partners of such partnership or any of the partners of the general partner of such partnership; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Section 2(d) and there shall be no further transfer of such capital stock except in accordance with this Section 2(d), and provided further that any such transfer shall not involve a disposition for value. Such Selling Stockholder hereby acknowledges that the Company has agreed herein to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous sentence to such Selling Stockholder (in accordance with Section 15 herein);

(e)          Such Selling Stockholder has not taken and will not take, directly or indirectly, any action which is designed to or which has constituted or which would reasonably be expected to cause or result in stabilization or manipulation of the price of any equity security, or any securities convertible into or exchangeable for, or that represent a right to receive an equity security or any equity-linked securities of the Company to facilitate the sale or resale of the Shares;

(f)          To the extent, but only to the extent, that any statements made in the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use therein in preparation of the answers to Item 7 of Form S-3, the Registration Statement, the Pricing Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus do not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, and any Issuer Free Writing Prospectus, in light of the circumstances under which they were made); and

(g)          Each Selling Stockholder will deliver to you prior to the applicable Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

3.          Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per Share of $17.145, the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule I hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders agrees, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per Share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Selling Stockholders, as and to the extent indicated in Schedule I hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to

1,275,000 Optional Shares, at the purchase price per Share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares shall be made in proportion to the maximum number of Optional Shares to be sold by each Selling Stockholder as set forth in Schedule I hereto. Any such election to purchase Optional Shares may be exercised only by written notice from Credit Suisse to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless Credit Suisse and the Selling Stockholders otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

4.          Upon the authorization by the Selling Stockholders of the release of the Shares, the Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Prospectus.

5.          (a) The Shares to be purchased by the Underwriters hereunder, in such amounts and registered in such names as the Underwriters may request upon at least forty-eight hours’ prior notice to the Selling Stockholders shall be delivered by or on behalf of the Selling Stockholders to the Underwriters, through the facilities of the Depository Trust Company (“DTC”), for the account of the Underwriters, against payment by or on behalf of the Underwriters of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by each of the Selling Stockholders to the Underwriters at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m., New York City time, on January 15, 2014 or such other time and date as the Underwriters and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 10:00 a.m., New York City time, on the date specified by Credit Suisse in the written notice given by Credit Suisse of the Underwriters’ election to purchase such Optional Shares, or such other time and date as Credit Suisse and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for the delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery of the Shares is herein called a “Time of Delivery.”

(b)          The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 9 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Sections 9(l) and (m) hereof, will be delivered at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, New York 10022 (the “Closing Location”), and the Shares will be delivered at the office of DTC or its designated custodian, all at such Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6.          The Company agrees with each Underwriter:

(a)          To prepare the Prospectus in a form approved by you acting reasonably and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you acting reasonably promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy, or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Shares; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or any notice from the Commission objecting to the use of the form of Registration Statement or any post-effective supplement thereto, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)          Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares; provided, however, that in connection therewith the Company shall not be required for any such purpose to (1) qualify as a foreign corporation in any jurisdiction wherein it would not otherwise be required to qualify but for the requirements of this Section 6(b), (2) consent to general service of process in any such jurisdiction or (3) make any changes to its certificate of incorporation, by-laws or other organizational document, or any agreement between it and any of its equityholders;

(c)          As soon as practicable, but in no event later than 12:00 p.m., New York City time, on the New York Business Day next succeeding the date hereof, and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to the Underwriters and to any dealer in securities as many written and electronic copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Underwriters are required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of the Underwriters, to prepare and deliver to the Underwriters as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)          To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act); and

(e)          During the period beginning from the date hereof and continuing to and including the expiration date of the initial Lock-Up Period, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities or enter into any hedging or other transaction which is designed or which reasonably could be expected to lead to or result in a sale or disposition of Stock (other than pursuant to employee stock option plans, stock incentive plans or director incentive plans existing on, or upon or in connection with the conversion, exercise, exchange or settlement of, or offer to convert, exchange or settle, any option or convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Credit Suisse; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Credit Suisse waives, in writing, such extension; the Company will provide Credit Suisse with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.

7.          (a) The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter, severally and not jointly, represents and agrees that, without the prior consent of the Company, such Underwriter has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus; any such free writing prospectus the use of which has been consented to by the Company and the Underwriters is listed on Schedule III(a) hereto;

(b)          The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(c)          The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give notice thereof as soon as reasonably practicable to the Underwriters and following such notice, if requested by the Underwriters, will prepare and furnish without charge to the Underwriters an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by any Underwriter through Credit Suisse expressly for use therein.

8.          The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) up to $15,000 in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky Memorandum; (iv) all fees and expenses in connection with listing the Shares on the NYSE; (v) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Shares; and (vi) the costs and expenses of the Company relating to investor presentations, if any, on any “road show” undertaken in connection with the marketing of the Shares, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show; and (b) the Company will pay or cause to be paid (i) the cost of preparing stock certificates; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.

Each of the Selling Stockholders, severally and not jointly, covenants that it will pay or cause to be paid all costs and expenses incident to the performance of such Selling Stockholder’s obligations hereunder which are not otherwise specifically provided for in this Section, including (i) any fees and expenses of counsel for such Selling Stockholder and (ii) all expenses and taxes incident to the sale and delivery of the Shares to be sold by such Selling Stockholder to the Underwriters hereunder. It is understood, however, that the Company shall bear, and the Selling Stockholders shall not be required to pay or to reimburse the Company for, the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement.

Except as provided in this Section, and Sections 10 and 14 hereof, each Underwriter will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Shares by it, and any advertising expenses connected with any offers it makes.

9.          The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in the Underwriters’ discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)          The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; the Commission shall not have notified the Company of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto;

(b)          Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you its written opinion and negative assurance letter, dated such Time of Delivery, in form and substance reasonably satisfactory to you, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)          Debevoise & Plimpton LLP, counsel for the Company, shall have furnished to you its written opinion and negative assurance letter (forms of such opinion and negative assurance letter are attached as Annexes I(a) and I(b) hereto), and Todd R. Moore, Esq., Executive Vice President, General Counsel and Secretary of the Company, shall have furnished to you his written opinion (a form of such opinion is attached as Annex I(c) hereto), each dated such Time of Delivery;

(d)          Debevoise & Plimpton LLP and Maples and Calder, as counsel for the Selling Stockholders, as indicated in Schedule I hereto, each shall have furnished to you their written opinion with respect to each of the Selling Stockholders for whom they are acting as counsel, dated such Time of Delivery, in form and substance satisfactory to you;

(e)          On the date of the Prospectus upon execution of this Agreement; at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement; and also at each Time of Delivery, Ernst & Young LLP shall have furnished to you a “comfort” letter or “comfort” letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you and in accordance with professional auditing standards;

(f)          (i) The Company and its subsidiaries, taken together as a whole, have not sustained since the date of the latest audited financial statements to be included in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package, there shall not have been any change in the capital stock or long-term debt of the Company and its subsidiaries, taken as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g)          On or after the Applicable Time, (i) no downgrading shall have occurred in the rating accorded any debt of the Company by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt of the Company or NCI Group, Inc.;

(h)          From the date hereof and on or prior to such Time of Delivery, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the NYSE; (ii) a suspension or material limitation in trading in the Company’s securities on the NYSE; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriters makes it impracticable or inadvisable to proceed with the public offering, or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i)          On or prior to the date of this Agreement, the Representatives shall have received lockup letters substantially in the form of Annex II hereto signed by the executive officers and directors of the Company listed on Schedule V hereto;

(j)          The Company shall have complied with the provisions of Section 6(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k)          The Shares at such Time of Delivery shall be eligible for clearance and settlement through DTC;

(l)          The Company shall have furnished or caused to be furnished to you at each Time of Delivery certificates of officers of the Company, satisfactory to you as to the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, as to the performance by the Company, of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request; and

(m)          The Selling Stockholders shall have furnished or caused to be furnished to you at each Time of Delivery certificates of officers of the Selling Stockholders, satisfactory to you as to the accuracy of the representations and warranties of the Selling Stockholders, herein at and as of such Time of Delivery, as to the performance by the Selling Stockholders, of all of their obligations hereunder to be performed at or prior to such Time of Delivery and as to such other matters as you may reasonably request.

10.         (a) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees and selling agents against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including any information deemed to be a part thereof pursuant to Rule 430B), any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus (taken together with the Pricing Disclosure Package) or any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any Underwriter in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission related to such Underwriter and made in the Registration Statement (including any information deemed to be a part thereof pursuant to Rule 430B), any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriters through Credit Suisse expressly for use therein. For purposes of this Agreement, the only information furnished in writing to the Company by the Underwriters shall be the information in the fourth sentence of the fifth paragraph, the fourteenth paragraph and the fifteenth paragraph under the heading “Underwriting” contained in the Prospectus.

(b)          Each Selling Stockholder, severally and not jointly, will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees and selling agents against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (taken together with the Pricing Disclosure Package), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any such amendment or supplement in reliance upon and in conformity with written information relating to such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use in the preparation of the answers to Item 7 of Form S-3; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriters through Credit Suisse expressly for use therein; provided, further, that the liability of a Selling Stockholder pursuant to this subsection (b) shall not exceed the product of (i) the number of Shares sold by such Selling Stockholder and (ii) the per share net proceeds (before deducting expenses) to the Selling Stockholder as set forth in the Pricing Disclosure Package.

(c)          Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each Selling Stockholder and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and their respective officers, directors, employees and selling agents against any losses, claims, damages or liabilities to which the Company or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (including any information deemed to be a part thereof pursuant to Rule 430B), any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus (taken together with the Pricing Disclosure Package), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of the Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package, or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in the light of the circumstances under which they were made), in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission related to such Underwriter and was made in the Registration Statement (including any information deemed to be a part thereof pursuant to Rule 430B), any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriters through Credit Suisse expressly for use therein; and will reimburse the Company and each Selling Stockholder, for any legal or other expenses reasonably incurred by the Company and each Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred.

(d)          Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties (except to the extent that local counsel (in addition to any regular counsel) is required to effectively defend against any such action or proceeding). No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)          If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint; provided, further, that the liability of a Selling Stockholder pursuant to this subsection (e) shall not exceed the product of (i) the number of Shares sold by such Selling Stockholder and (ii) the per share net proceeds (before deducting expenses) to the Selling Stockholder as set forth in the Pricing Disclosure Package.

(f)          The obligations of the Company and the Selling Stockholders under this Section 10 shall be in addition to any liability which the Company and the respective Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 10 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

11.         (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the non-defaulting Underwriters may in their discretion arrange for them or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter such non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the non-defaulting Underwriters notify the Selling Stockholders that they have so arranged for the purchase of such Shares, or the Selling Stockholders notify the non-defaulting Underwriters that they have so arranged for the purchase of such Shares, the non-defaulting Underwriters and the Selling Stockholders shall have the right to postpone a Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the non-defaulting Underwriters’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter by the non-defaulting Underwriters and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)          If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter by a non-defaulting Underwriter and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Selling Stockholders shall not exercise the right described in subsection (b) above to require a non-defaulting Underwriter to purchase Shares of a defaulting Underwriter, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of the non-defaulting Underwriters or the Company or the Selling Stockholders, except for the expenses to be borne by the Company and the Selling Stockholders and the Underwriters as provided in Section 8 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

12.         The Representatives will act for the several Underwriters in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Representatives, jointly or, as stated herein, by Credit Suisse on behalf of the Representatives, will be binding upon all the Underwriters.

13.         The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholders and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder and shall survive delivery of and payment for the Shares.

14.         If this Agreement shall be terminated pursuant to Section 11 hereof, neither the Company nor the Selling Stockholders shall be under any liability to an Underwriter except as provided in Sections 8 and 10 hereof; but if for any reason any Shares are not delivered by or on behalf of the Selling Stockholders as provided herein, (x) the Company or (y) if such failure to deliver any Shares arises from the breach of a representation, warranty or covenant by any Selling Stockholder, such Selling Stockholder or Stockholders pro rata (based on the number of Shares to be sold by such Selling Stockholder or Stockholders hereunder), will reimburse the Underwriters for all out-of-pocket expenses approved in writing by the Underwriters, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but neither the Company nor any Selling Stockholder shall then be under any further liability to any Underwriter except as provided in Sections 8 and 10 hereof.

15.         All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y., 10010-3629, Attention: LCD-IBD; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at the address of the Company set forth in the Registration Statement, Attention: Secretary, with a copy (which shall not constitute notice) to Steven J. Slutzky, Esq., Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, or, if sent to the Selling Stockholders or any of them, will be mailed, delivered or telegraphed and confirmed to counsel for such Selling Stockholder at its address as set forth in Schedule I hereto; provided, however, that any notice to an Underwriter pursuant to Section 10(e) will be mailed, delivered or telegraphed and confirmed to such Underwriter. if to any Selling Stockholder shall be delivered or sent by mail, telex or facsimile transmission to counsel for such Selling Stockholder at its address as set forth in Schedule I hereto; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary, with a copy (which shall not constitute notice) to Steven J. Slutzky, Esq., Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022; provided, however, that any notice to an Underwriter pursuant to Section 10(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriter’s Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you upon request; provided further, that notices under subsection 6(e) shall be in writing and shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Eleven Madison Avenue, New York, N.Y., 10010-3629, Attention: LCD-IBD. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

16.         This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 10 and 13 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Underwriters shall be deemed a successor or assign by reason merely of such purchase.

17.         Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18.         The Company and the Selling Stockholders acknowledge and agree that:

(a) The Representatives have been retained solely to act as underwriters in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company or the Selling Stockholders, on the one hand, and the Representatives, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether the Representatives have advised or is advising the Company or the Selling Stockholders on other matters;

(b) The price of the Shares set forth in this Agreement was established by Company and the Selling Stockholders following discussions and arms-length negotiations with the Representatives and the Company and the Selling Stockholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) The Company and the Selling Stockholders have been advised that the Representatives and their respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholders, and that the Representatives have no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) The Company and the Selling Stockholders waive, to the fullest extent permitted by law, any claims they may have against the Representatives for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Representatives shall have no liability (whether direct or indirect) to the Company or the Selling Stockholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

19.         Each of the Company and the Selling Stockholders acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies which may be the subject of the transactions contemplated by this Agreement.

20.         In accordance with the requirements of the USA PATRIOT Act (Title III of Public Law 107-56 (signed into law October 26, 2001)), each Underwriter is required to obtain, verify and record information that identifies its clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow such Underwriter to properly identify their respective clients.

21.         This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

22.         This Agreement shall be governed by and construed in accordance with, the laws of the State of New York.

23.         The Company, the Selling Stockholders and each of the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

24.         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this Agreement and such acceptance hereof shall constitute a binding agreement among each Underwriter, the Company and each of the Selling Stockholders. It is understood that your acceptance of this Agreement on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

[Signature Pages Follow]

Very truly yours,

NCI BUILDING SYSTEMS, INC.

By:	/s/ Todd R. Moore
Name: Todd R. Moore
Title: Executive Vice President and General
Counsel

Underwriting Agreement

Selling Stockholders

CLAYTON, DUBILIER & RICE FUND VIII, L.P.
By:	CD&R Associates VIII, Ltd.,
its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer &
Assistant Secretary

CD&R FRIENDS & FAMILY FUND VIII, L.P.
By:	CD&R Associates VIII, Ltd.,
its general partner

By:	/s/ Theresa A. Gore
Name: Theresa A. Gore
Title: Vice President, Treasurer &
Assistant Secretary

Accepted as of the date hereof:

CREDIT SUISSE SECURITIES (USA) LLC
As Representative of the Several Underwriters

By:	/s/ Adam Reeder
Name: Adam Reeder
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.
As Representative of the Several Underwriters

By:	/s/ Ben Eldredge
Name: Ben Eldredge
Title: Managing Director

RBC CAPITAL MARKETS, LLC
As Representative of the Several Underwriters

By:	/s/ Chobun Hieblinger
Name: Chobun Hieblinger
Title: Vice President

SCHEDULE I

	Total Number of Firm Shares to be Sold	Total Number of Optional Shares to be Sold
The Selling Stockholder(s):

Clayton, Dubilier & Rice Fund VIII, L.P.	8,478,774	1,271,816
CD&R Friends & Family Fund VIII, L.P.	21,226	3,184
Total	8,500,000	1,275,000

Counsel to the Selling Stockholders*:

Clayton, Dubilier & Rice Fund VIII, L.P.; CD&R Friends & Family Fund VIII, L.P.:

With respect to New York law, including UCC opinion, on behalf of all Selling Stockholders:

Debevoise & Plimpton LLP
919 Third Avenue
New York, New York 10022
Fax: (212) 521-7036
Attention: Steven J. Slutzky, Esq.

With respect to Cayman Islands law:

Maples and Calder
PO Box 309, Ugland House
South Church Street, George Town
Grand Cayman KY1-1104
Cayman Islands
Fax: +1 (345) 949-8080
Attention: Jonathan Green

SCHEDULE II

Underwriter	Total Number of Firm Shares to be Purchased from the Selling Stockholders	Total Number of Optional Shares to be Purchased from the Selling Stockholders

Credit Suisse Securities (USA) LLC	2,550,000	382,500
Citigroup Global Markets Inc.	2,337,500	350,625
RBC Capital Markets, LLC	1,700,000	255,000
UBS Securities LLC	850,000	127,500
BB&T Capital Markets, a division of BB&T Securities, LLC	425,000	63,750
Stephens Inc.	425,000	63,750
Sidoti & Company, LLC	212,500	31,875
Total	8,500,000	1,275,000

SCHEDULE III(a)

Issuer Free Writing Prospectus of the Company, dated January 9, 2014.

SCHEDULE III(b)

Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

Electronic roadshow posted to www.netroadshow.com on January 7, 2014.

SCHEDULE IV

NCI Group, Inc.

Robertson-Ceco II Corporation

SCHEDULE V

Kathleen J. Affeldt

James G. Berges

Eric J. Brown

Norman C. Chambers

Mark W. Dobbins

Gary L. Forbes

John J. Holland

Mark E. Johnson

Lawrence J. Kremer

John L. Kuzdal

George Martinez

Todd R. Moore

Bradley D. Robeson

Nathan K. Sleeper

Jonathan L. Zrebiec

ANNEX I(a)

Debevoise & Plimpton LLP Opinion

ANNEX I(b)

Debevoise & Plimpton LLP Negative Assurance Letter

ANNEX I(c)

Todd R. Moore Opinion

ANNEX II

[Form of Lock-Up Agreement]

[●], 2014

NCI Building Systems, Inc.

10943 North Sam Houston Parkway West

Houston, TX 77064

Credit Suisse Securities (USA) LLC

Citigroup Global Markets Inc.

RBC Capital Markets, LLC

c/o	Credit Suisse Securities (USA) LLC

Eleven Madison Avenue

New York, NY 10010

Dear Sirs:

The undersigned understands that Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and RBC Capital Markets, LLC (collectively, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with NCI Building Systems, Inc., a Delaware corporation, and any successor (by merger or otherwise) thereto (the “Company”), and the Selling Stockholders named in Schedule I to such agreement (the “Selling Stockholders”), providing for a public offering by the Selling Stockholders of certain of their shares of the common stock, par value $0.01 per share (the “Securities”), of the Company pursuant to a Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”).

As an inducement to the Representatives, on behalf of the several Underwriters named in Schedule II to the Underwriting Agreement (the “Underwriters”), to execute the Underwriting Agreement, pursuant to which an offering will be made that is intended to result in an orderly market for the Securities of the Company, the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not, without the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”), offer, sell, contract to sell, pledge or otherwise dispose of, except as provided hereunder, shares of common stock of the Company or any options or warrants to purchase shares of common stock of the Company, or any securities that are convertible into or exchangeable for, or that represent the right to receive, Securities, or enter into any hedging or other transaction which is designed or which reasonably could be expected to lead to or result in a sale or disposition of the undersigned’s Securities (in each case other than pursuant to employee stock option plans, stock incentive plans or director incentive plans existing on, or upon or in connection with the conversion, exercise, exchange or settlement of, or offer to convert, exchange or settle, any option or convertible or exchangeable securities outstanding as of, the date of this Agreement).

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 90 days after the public offering date set forth on the final prospectus supplement used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the Lock-Up Period, the Company releases earnings results or announces material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless Credit Suisse waives, in writing, such extension. The undersigned hereby acknowledges that the Company has agreed herein to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous sentence to the undersigned.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement.

Notwithstanding the foregoing, the undersigned may transfer the undersigned’s Securities without the prior written consent of Credit Suisse in the following circumstances:

(i)          as sales to the Underwriters pursuant to the Underwriting Agreement; or

(ii)         any transfer pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the stock of the Company involving a change of control of the Company; or

(iii)        as a bona fide gift or gifts; or

(iv)        to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(v)         dispositions of shares of stock to the Company to satisfy tax withholding obligations in connection with the exercise of options to purchase stock; or

(vi)        to the undersigned’s subsidiaries, affiliates or to any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned; or

(vii)       transfers of shares of stock by the undersigned in connection with bona fide gifts of such shares of stock to charitable organizations by certain partners and employees of the undersigned, its affiliates or any investment fund or other entity controlled or managed by, or under common control or management with, the undersigned; or

(viii)       to subsidiaries, affiliates (including, in the case of Clayton, Dubilier & Rice Fund VIII, L.P. and related funds, any other investment fund managed by Clayton, Dubilier & Rice, LLC), or in the case of a partnership, any of the partners of such partnership or any of the partners of the general partner of such partnership;

provided that, in each case, (1) any such transfer shall not involve a disposition for value (other than those described above in (i), (ii), (iv) and (v)), (2) such transfers during the first 45 days following the date of the Underwriting Agreement are not required to be reported with the SEC on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers; and further provided, however, that in the case of clauses (iii), (iv), (vi), (vii) and (viii), Credit Suisse shall receive a signed lock-up agreement for the balance of the Lock-Up Period from each done, trustee, distribute, or transferee, as the case may be.

Notwithstanding anything herein to the contrary, without the prior written consent of Credit Suisse, the undersigned may enter into a written trading plan established pursuant to Rule 10b5-1 of the Exchange Act during the Lock-Up Period, and the Company may announce the establishment of such a plan, provided that no direct or indirect offers, pledges, sales, contracts to sell, sales of any option or contract to purchase, purchases of any option or contract to sell, grants of any option, right or warrant to purchase, loans, or other transfers or disposals of any Securities or any securities convertible into or exercisable or exchangeable for Securities may be effected pursuant to such plan during the Lock-Up Period.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before February 1, 2014. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[Name of stockholder]

-43-